                                                                   Exhibit 10.33

STANRD VER. 9/99
VERSION: 24 April 2000

                                                              Duplicate Original

                                LEASE AGREEMENT
                                 (Office Lease)


                                    between


                            P & S, LTD. PARTNERSHIP,
                        an Illinois limited partnership,

                                    LANDLORD



                                      and



                            E-COMMERCE EXCHANGE, Inc
                          a _________________________,


                                     TENANT



                         Lease Dated: _____ April 2000

                                LEASE AGREEMENT
                                 (OFFICE SPACE)


1.    BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS
1.01  Basic Lease Provisions

      A.   BUILDING AND ADDRESS:
           111 West Jackson Boulevard, Chicago, Illinois 60604

      B.   LANDLORD AND ADDRESS:
           P & S, LTD. PARTNERSHIP,
           an Illinois limited partnership

           Office of the Building:
           111 West Jackson Boulevard
           14th Floor
           Chicago, Illinois 60604
           (312) 427-3111

      C.   TENANT AND CURRENT ADDRESS:
           E-COMMERCE EXCHANGE, _________.
           a ______________________
           111 West Jackson Boulevard
           13th Floor
           Chicago, Illinois 60604
           (312) ___-____

      D.   LEASE TERM:    1 May 2000 THROUGH AND INCLUDING
                          31 January 2004

      OPTION TERM:   none

      E.   KEY DATES:
           1.   Date of Lease:      _____ April 2000

           2.   Possession Date:    1 May 2000

           3.   Lease Commencement: 1 May 2000

           4.   Rent Commencement:  1 May 2000

           5.   Lease Expiration:   31 January 2004

          6.   Option Period Commencement:   none

          7.   Option Period Termination:    none

     F.   BASE RENT

          1.   Annual Base Rent (Commencement):   $125,697.00
               Monthly Installment:               $ 10,474.75

          2.   Annual Base Rent Escalation:       as scheduled infra

          3.   Base Rent Schedule:

                                                          MONTHLY       ANNUAL
               LEASE YEAR       CALENDAR PERIOD          BASE RENT     BASE RENT
               ----------   -----------------------     -----------   ----------
                   1*       01-May-00  to  31-Jan-01    $125,697.00   $10,474.75
                   2        01-Feb-01  to  31-Jan-02     128,920.00    10,743.33
                   3        01-Feb-02  to  31-Jan-03     132,143.00    11,011.92
                   4        01-Feb-03  to  31-Jan-04     135,366.00    11,280.50

               *: The first lease year is for a partial calendar period of nine
               (9) full months; the Annual Base Rent is expressed in annualized term.

     G.   ADDITIONAL RENT:

          Allocable proportionate share above Base Year.

          1.   Base Year:                         1998

          2.   Tenant's Proportionate Share:      1.2205%

     H.   DESCRIPTION OF LEASED PREMISES

          Approximately 6,446 rentable square feet of space located on the 13th floor of the Building, as depicted on Exhibit "A" attached hereto and made a part hereof.

     I.   SECURITY DEPOSIT:                       $20,949.50

     J.   PERMITTED USE OF PREMISES:              General Office Use

     K.   BROKER:                                 Klaff Realty, LP
                                                  111 West Jackson Blvd.
                                                  Suite 1300
                                                  Chicago, Illinois 60604

     L.   SPECIAL PROVISIONS:                     None

     1.02  Enumeration of Exhibits

           The Exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

           EXHIBIT A.    Plan of Leased Premises
           EXHIBIT A-1.  Legal Description of Building

                   ------------------------------------------

                                                                          PAGE 4
2.      LEASED PREMISES, TERM AND FAILURE TO GIVE POSSESSION

2.01    Lease of Premises

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the "Leased Premises") shown on Exhibit A which are or will be contained in the office building (the "Building") located at 111 West Jackson Boulevard, Chicago, Cook County, Illinois, for the term and upon the conditions provided in this Lease.

2.02    Term

        The term of this Lease ("Term") shall commence on the date ("Commencement Date") specified in 1.01.E.3. The term shall expire on the date ("Expiration Date") specified in 1.01.E.5, unless sooner terminated as otherwise provided elsewhere in this Lease.

2.03    Failure to Give Possession

        If Landlord shall be unable to give possession of the Leased Premises on the date specified in Section 1.01.E.2 ("Possession Date") by reason of any of the following: (i) Landlord has not completed its preparation of the Leased Premises, (ii) Landlord is unable to give possession of the Leased Premises by reason of the holding over or retention of possession of any tenant, tenants or occupants, or (iii) for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Monthly Base Rent reserved and covenanted to be paid herein shall not commence until three days after the Leased Premises are available for occupancy by Tenant (which date shall then be the Lease Commencement Date and Rent Commencement Date, amending the dates specified in subsections 1.01.E.3 through 7 to provide full term; in such instance, the Parties shall execute an addendum ("Commencement Date Addendum," setting forth said Lease Commencement Date and Rent Commencement Date), and no such failure to give possession on the specified Possession Date shall affect the validity of this Lease or the obligations of Tenant hereunder. In the event that the afore-described delays occurs, Landlord and Tenant shall memorialize the amended operative dates in an addendum hereto, nor shall the same be construed to extend the term of this Lease. If the Leased Premises are ready for occupancy prior to the Possession Date and Tenant occupies the Leased Premises prior to said date, Tenant shall pay Monthly Base Rent for the period of occupancy prior to the date specified in 1.01.E.4 ("Rent Commencement Date") on a proportionate per diem basis. The Leased Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Leased Premises or any part thereof, or if the delay in the availability of the Leased Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Leased Premises or any part thereof or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or shall be caused in whole or in part by delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the Leased Premises are ready for Tenant's occupancy, the decision of Landlord's architect shall be final and binding on the Parties.


3.      RENT

3.01    General

        (A)    Payment Schedule

              (1)    Monthly Installment of Annual Base Rent
                     Tenant shall pay to Landlord as Annual Base Rent for the
              Leased Premises from and after the date specified in Section 1.01.E.4 (the "Rent Commencement Date") the sum set forth in
              Section 1.01.F, payable in Monthly Installments of Base Rent as set forth herein, and Additional Rent, as set forth herein, on the first day of every calendar month, in advance. The provision by Landlord of monthly statements is a courtesy and shall not create any liability upon Landlord therefor, or condition Tenant's obligation to remit Monthly Rent upon receipt thereof.

              (2) Additional Rent (Tenant's Proportionate Share of Taxes, Insurance, and Operating Expenses)
                     Tenant shall further pay Additional Rent (which is
              comprised of Taxes, Insurance, and Operating Expenses, defined under subsection 3.02(A)), on an annual basis, unless Landlord provides written notice to Tenant that, pursuant to subsection 3.02(B), monthly installments therefor shall be due. In the absence of such notice, annual payments shall be due within thirty
              (30) days of Tenant's receipt of written invoice therefor.

              (3)    Additional Rent (Remaining Charges)
                     Tenant shall pay all other Additional Rent (which is
              comprised of all other charges, costs and sums required under the Lease (e.g. Additional and After-Hours Services) within ten (10) days of receipt of written invoice therefor.

        In the event that the Rent Commencement Date shall occur on a day other than the first day of the month, the payment of all Rent due for such partial month shall be adjusted for the proportionate fraction of the whole month and shall be due and payable on the Commencement Date. All subsequent Rent payments shall be made and become due and payable, in advance, on the first day of each calendar month during the term hereof. Rent shall in same manner be prorated in the event that the date of termination of the Lease, after either the original term or option period, shall fall on other than the last day of the month.

        (B) In the event of Tenant's failure to remit monies specified in this section on the date due, certain late payment fees and interest charges, as specified in subsection 25.01, may apply, in addition to all of Landlord's other rights and remedies provided under this Lease and by law.

3.02    Additional Rent

        All other charges, costs and sums required to be paid by Tenant to Landlord under this Lease shall be deemed Additional Rent, and together with Monthly Installments of Annual Base Rent, shall hereinafter be collectively called "Rent." Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

        (A)   Tenant's Obligation.
              In addition to Annual Base Rent, Tenant shall reimburse to Landlord as Additional Rent, Tenant's Proportionate Share, as set forth in Section 1.01.G.2 hereof, of Taxes, Operating Expenses, and Insurance, each as hereinafter defined, in excess of Landlord's actual expenses for Taxes, Operating Expenses and Insurance paid in the Base
Year.

     (1)  TAXES.
          (a) For purposes hereof, "Taxes' shall mean all real estate taxes, rates, levies, charges and assessments, general and special, ordinary and extraordinary, of every kind and nature whatsoever, whether now known to law or hereafter created, which may be taxed, charged, assessed or levied or imposed during the term of this Lease, or any renewal or extensions hereof, upon the Building. Any reasonable cost incurred by Landlord in an effort to minimize, reduce, protest, negotiate or otherwise adjust any real estate tax bill, tax assessment or assessed valuation, including the cost of appraisals, witness fees and attorneys' fees related thereto, shall be included in the definition of Taxes. With regard to betterments and special assessments attributable to and levied or assessed against the Building Landlord and Tenant agree that they shall be paid for over the maximum period allowed by laws and "Taxes" shall include only of those installments which fall due during the term of this Lease. In the event that Landlord secures a refund or reduction in Taxes for a particular year for which Tenant has paid its share of Taxes hereunder, Tenant shall be given a credit against Rent for its proportionate share of such refund or reduction, less the reasonable costs identified supra. In the event that the term hereunder shall have ended, Landlord will remit such monies to Tenant in the manner provided in 3.01(B).

          (b) Anything contained in this Lease to the contrary notwithstanding, Tenant shall not be obligated to pay any capital, stock, franchise, income, estate, gift, inheritance, excise or other similar taxes or impositions which may be levied against Landlord or its successors in title. If however, at any time during the term hereof, the methods of taxation prevailing at the Commencement Date shall be altered so that, by virtue of new legislation which either specifically provides or demonstrates by its legislative history that the taxes or fees therein levied, assessed or imposed are in lieu of or a substitute for the whole or any part of the Taxes then levied, assessed or imposed on the Building, real estate and the improvements thereon, and through such legislation, there shall be levied, assessed and imposed(a) a tax, wholly or partially as a capital levy or otherwise, on the rents received under this Lease or (b) a tax or license fee measured by the rent payable to Landlord hereunder, then to the extent that Landlord shall be required to pay such tax which is attributable to the Leased Premises, Tenant shall pay and discharge same, (or pay same to Landlord, if collected from Landlord) on the later of thirty (30) days after being notified of such tax or prior to delinquency, which ever is later.

     (2)  INSURANCE.
          For purposes hereof, "Insurance" shall mean such insurance that Landlord if required by this Lease to carry with respect to the Building, including but not limited to, indemnifications, Landlord's fire and extended coverage and all endorsements thereon, liability insurance incurred in connection with the Common Areas, rent interruption, and plate glass insurance policies as such relate to the all or any portion of the Building, underlying Land (as described in Exhibit A-1), and Landlord's operations. The cost of Insurance which is apportionable to Tenant shall relate to insurance which a prudent owner would maintain, in type, amount, and deductible.

     (3)  OPERATING EXPENSES.
     For purposes hereof, "Operating Expenses" shall mean all reasonable costs, expenses, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the management, operation, maintenance, alteration, replacement and repair of the Building, its underlying Land, and of the personal property and fixtures thereof; the items of Operating Expenses shall be comparable to market rates at the time at which such were incurred by Landlord.

          (a) Such Operating Expenses shall include, but are not limited to, expenditures or obligations relating to:

               (i) gross salaries and wages, benefits, payroll taxes, social security, insurance, and other payments made with respect to employees of Landlord and independent contractors engaged in the maintenance and/or operation of the Building, except as hereinafter provided;
               (ii) maintenance and repair of Building facia, curtain wall, elevators, machinery, equipment, control systems, sprinklers and fire control systems, plumbing systems, heating systems, ventilating and cooling systems, general systems, and apparatus located in or used in connection with such functions for the Building, the foregoing shall not include costs attendant to replacement of complete systems, elevators, Building facia, or curtain wall;
               (iii) reasonable administrative costs of Landlord for bookkeeping, telephone, and other ordinary office expenses incurred in operating the Office of the Building, except as hereinafter provided;
               (iv) janitorial, security, gardening, and utility expenses, except as hereinafter provided;
               (v) cost of charges for gas, electricity, air conditioning, water, sewer, other utilities, refuse and rubbish removal, exterminator services;
               (vi) legal, accounting, and related professional expenses, except as hereinafter provided;
               (vii) current amortization expenses of capital improvements reasonably necessary to reduce the costs of the operation and maintenance of the Building. As a limitation to the foregoing sentence, the maximum amount of items which may be included in Operating Expenses shall be the lesser of (x) the reasonable amortization, in the manner Landlord has calculated such amortization in the past, of the capital expense incurred to reduce said costs of operation and maintenance and (y) the actual savings caused by such capital expenditure. The current amortization program concerning certain elevator renovations in the Building may be included in Operating Expenses in accordance with generally accepted accounting principals;

          (viii) any taxes or government surcharges imposed on items allowed under this subsection 3.02(A)(3)(a); and

          (ix)    any management fees, which shall be market competitive.

     (b) Exclusions. Notwithstanding anything to the contrary herein, Operating Expenses shall not include the following:

          (i) cost of improvement of the Leased Premises and the premises of other tenants of the Building;

          (ii) interest and principal payments on mortgages and other debt expenses, ground rental payments. With regard to the sale or other transfer of the Building, any and all governmental transfer taxes, charges, and levies, financing costs, and income taxes, including but not limited to tax on capital gains;

          (iii) real estate brokerage and leasing commissions or other compensation, advertising expenses or any other expenses incurred in leasing or selling the Building or any portion of the Building, including attorneys' fees;

          (iv) expenses incurred in enforcing obligations of other tenants of the Building, including but not limited to Attorneys' fees;

          (v) cost, including without limitation, any damages, awards, fines or penalties incurred by reason of violation of Landlord or any tenant of the Building, of any lease, contractual obligation or applicable law or regulation;

          (vi) salaries and other compensation of executive officers or managers senior to the individual building manager;

          (vii) any expenditures to the extent for which Landlord has been paid or reimbursed (other than pursuant to rent adjustment and escalation provision provided in leases which do not attribute such adjustments and escalations to such expenditures and other than pursuant to other provisions in other leases requiring payment of a portion of such costs by other tenants);

          (viii)  the cost of relocating other tenants of the Building;

          (ix) expenses incurred solely in connection with the organization or internal operation of any partnership or corporations which may be the Landlord or beneficiary of the Landlord;

          (x) capital improvement to the Building or adjacent areas, costs of maintenance programs for, or removal of hazardous materials, including without limitation, asbestos and asbestos containing materials; costs or repairs or restoration of any portion of the Building damaged by fire or other casualty;
          (xi) costs of repairs, alterations, or replacements made as a result of the exercise of any right of eminent domain; specific costs attributable solely to other tenant space in the Building, or for services provided to retail tenants but not office tenants; charitable or political contributions;
          (xii) any cost or expense applicable to or incurred in connection with operation of a parking garage facility in or associated with the Building; costs (other than costs to maintain) of paintings, sculptures and other artwork within the Building; any compensation paid to any person or entity controlled directly or indirectly by Landlord or any principal of Landlord but only to the extent such compensation exceeds that which would have been paid had such services, supplies or material been provided on a competitive basis;
          (xiii) costs incurred by Landlord for correcting any construction design or construction defects to any Building structural elements, common Building systems, and exterior walls and glass, except that conditions resulting from ordinary wear and tear with respect to the foregoing shall not be deemed defects and provided that normal costs of maintenance shall not be excluded, to the extent that such items are characterized as "non-capital" under generally accepted accounting principles; costs of janitorial services or utilities, except with regard solely to Common Areas; costs made necessary by non-compliance with governing codes, by-laws, regulations, laws and ordinances, in the event that the Landlord has purposefully caused such non-compliance and in all other circumstances when the item is determined under generally accepted accounting principles to be capital in nature;
          (xiv) Taxes and Insurance (addressed above). If any Operating Expense or Insurance Expense passthrough paid in one year, relates to more than one calendar year or to a different calendar year, such expense shall be proportionately allocated among such calendar years, or to such different calendar year, as may be appropriate, except that notwithstanding anything to the contrary herein, Taxes shall be allocated to the calendar year in which payment is due, without regard to whether Taxes are paid in arrears.

(4)  Partial Occupancy
     For purposes of determining adjustments to Operating Expenses for any Adjustment Year if the Building is not fully rented during all or a portion of any year subsequent to the Base Year, the Landlord may elect to make an appropriate adjustment of portions of the Operating Expenses for such year employing sound accounting and management principles, to determine the amount of the Operating Expenses that would have been paid or incurred by the Landlord had the Building been fully occupied and which vary with such occupancy (i.e. cleaning and management fees), and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. The Base Year shall be adjusted to comport with full occupancy in the same manner as provided supra. Landlord agrees to adjust Operating Expenses based on partial occupancy in a consistent manner from year to year. In no event shall Landlord collect more than its actual expenditure for Operating Expenses by means of this Sub-section 3.01(A)(3).

          (a) "Adjustment Year" means the Calendar Year or any portion thereof after the Commencement Date of this Lease for which a Rent Adjustment computation is being made.

(B)  Method of Payment of Additional Rent.
     Taxes, Insurance and Operating Expenses are herein collectively referred to as "Additional Rent Items." On the first day of each month from and after the Rent Commencement Date, Tenant shall pay to Landlord, together with Tenant's Monthly Installment of Annual Base Rent, a sum equal to one-twelfth (1/12) of Landlord's reasonable estimate of Tenant's anticipated Proportionate Share for that calendar year, as described in subsection 3.02(A), supra. Such monthly payments shall be applied toward Tenant's Proportionate Share of the actual Additional Rent Items for the current calendar year, when determined, over the Base Year.

     Within thirty (30) days after the end of each calendar year Landlord shall notify Tenant in writing of its actual expenses for the Additional Rent Items for such calendar year and Tenant's Proportionate Share with a statement in reasonable detail showing such annual expenses and the amount chargeable to Tenant, subtracting therefrom the monthly payments made by Tenant for the calendar year. In the event that Tenant shall have paid to Landlord as Additional Rent an amount greater than Tenant's Proportionate Share of Additional Rent Items, Landlord shall credit such excess to Tenant's account for purposes of Additional Rent for the succeeding calendar year. In the event that Tenant shall have paid less than Tenant's Proportionate Share of Additional Rent Items, Tenant shall remit to Landlord such deficiency within thirty (30) days after receipt of Landlord's invoice and statement therefor. In the event that Tenant has paid an amount in excess of that due as of the end of the Lease term, Landlord shall refund such excess to Tenant within thirty (30) days after the later of (1) the final calculation of actual Operating Expenses for the applicable year, which will be provided on or about 1 April of the following year or (2) Tenant fully vacating the Leased Premises. If Annual Base Rent is abated or apportioned for any reason, the amounts due pursuant to this Section shall similarly abate or be apportioned. For the calendar years which include the Rent Commencement Date and the end of the term, Tenant's Proportionate Share of Additional Rent Items, if any, and its monthly payments therefor, shall be prorated based upon the number of days after the Rent Commencement Date during the term within such calendar month, or days prior to the end of the terms within such month.

(C)  Audit Provisions.
     Tenant reserves the right, upon reasonable notice to Landlord, to make an audit of all of Landlord's bills and records relating to the Base Year and Tenant's Proportionate Share of Additional Rent Items and any other charge or item Tenant is liable for under this Lease. If such audit discloses a discrepancy between the amounts actually payable by Tenant and the amounts that Tenant has been charged or billed, Tenant shall be allowed to deduct the overpayment from the next succeeding minimum Rent payments. In the event that the term has expired, Landlord shall refund such to Tenant within thirty (30) days after the later of (1) the final calculation of actual Operating Expenses for the applicable year, which will be provided on or about 1 April of the following year, or as soon as practicable after the close of the previous year, or (2) Tenant fully vacating the Leased Premises. If such audit discloses a discrepancy in excess of five percent (5%), Landlord shall be obligated to pay all reasonable cost actually incurred by Tenant with respect to the audit, the cost of which is not to exceed that sum found discrepant by Tenant of its proportion.

      (D)  Billing Procedure.
           All billing statements concerning Additional Rent Items shall be sent to Tenant at its address indicated in Section 1.01.C.; the Parties acknowledge that Landlord is not obligated to provide statements for Base Rent.


4.    SECURITY DEPOSIT

4.01  General

      As security for the performance of its obligations under this Lease and the Workletter, Tenant upon its execution of this Lease shall pay to Landlord a security deposit ("Security Deposit") in the amount specified in Section 1.01.I. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied. The Security Deposit may be commingled with Landlord's other funds and Landlord shall not pay any interest on the Security Deposit. In the event that the Security Deposit has not been paid by the Tenant to the Landlord as of the Commencement Date of this Lease, Tenant shall be prohibited from taking occupancy and or use of the Leased premises; there shall be no other agreements or promises to the contrary binding upon Landlord unless such are in writing and executed by the parties hereto. However, the Lease will remain in effect and all obligations for any Rent obligations will continue. Within 45 days after the Expiration Date, provided Tenant has vacated the Leased Premises, Landlord shall return to Tenant the Security Deposit, less any monetary damages caused by Tenant's default, expenses incurred due to damage to the Leased Premises or the Building, and such other deductions as may be provided under this Lease. The Security Deposit shall not be deemed an advance payment of Rent or measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action which Landlord may at any time commence against Tenant.

4.02  Tendering of Security Deposit and First Month's Rent, and Certain
      Information

      Notwithstanding any provision in this Lease to the contrary, Landlord shall not be obligated under any covenant or agreement under the Lease until such time that Tenant has tendered the Security Deposit and the first payment of monthly Base Rent. Tenant must tender such within seven (7) calendar days after the execution of the Lease. In the event that Tenant fails to so tender payment, without notice required of Landlord to Tenant, such failure shall be an Event of Default under Section 12.01 and Tenant shall be prohibited from taking occupancy or commencing use of the Leased Premises. However, the Lease will remain in effect and all Rent obligations will continue.

5.     SERVICES

5.01   Landlord's General Services

       Landlord, as long as Tenant is not in default under any of the covenants of this Lease, shall provide the following services:

       (A) Heating and air-conditioning in the Leased Premises, Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m., excluding National Holidays, as defined infra, to the extent necessary for the comfortable occupancy of the Leased Premises (subject to all applicable voluntary and mandatory regulations and laws) under normal business operations.

       (B) Hot and cold water for use in lavatories Landlord installs for use in common with other tenants (hot water is furnished Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m., excluding National Holidays). If Tenant desires water for human consumption in the Leased Premises, cold water only shall be supplied from the City of Chicago mains drawn through a line, meter and fixtures installed by Tenant, at Tenant's expense, with Landlord's consent. In the event that Tenant desires water for use within a condenser loop, subject to Landlord's determination of availability and capacity, or purposes other than human consumption, such shall be separately metered, such installation and usage at Tenant's expense. Tenant shall pay Landlord as Additional Rent, at reasonable rates fixed by Landlord, charges for all water furnished to the Leased Premises.

       (C) Customary cleaning and janitorial services in the Leased Premises, in a manner consistent with buildings of similar quality located in the central business district of Chicago ("Loop" area), Monday through Friday, excluding National Holidays. Tenant shall contract with Landlord's contractor for any above-standard national holidays.

       (D) Washing of windows in the Leased Premises, inside and outside on a quarterly basis.

       (E) Automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to scheduling by Landlord.

       The term National Holidays as used in this Section 5.01 shall include New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day, and such other holidays recognized by the Landlord and unions servicing the Building in accordance with their respective contracts. Tenant shall have access to the Leased Premises on a twenty-four hour basis, 365 days per year, subject to the provisions under this Lease regarding causes diminishing or precluding access beyond Landlord's reasonable control, due to fault of Tenant or its agents, or in the event of any Tenant default hereunder.

5.02   Electrical Services

       Electricity for the Leased Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company servicing the area. Landlord shall permit the Tenant to receive such service direct from such public utility company at Tenant's cost, and shall permit

Landlord's wire and conduits, to the extent available, suitable and safety capable, to be used for such purposes. Tenant shall make all necessary arrangements with the local utility company for metering and paying for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Leased Premises during the Term of this Lease. Tenant shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of the Landlord in each instance. Tenant also agrees to purchase from the Landlord all lamps, bulbs, ballast and starters used in the Leased Premises after the installation thereof at Landlord's then current prices, which shall be comparable to market prices. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation.

5.03   Communication and Data Services

       (A) Landlord Consent Required. In the event that Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building as of the date of Tenant's execution of this Lease ("Provider"), no such Provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld.

       (B) Conditions to Consent. Unless all of the following conditions are satisfied to Landlord's reasonable satisfaction, based upon a written agreement between Provider and Landlord or by any other means acceptable to Landlord, Landlord may refuse its consent:

            (1) No Expense. Landlord shall incur no expense whatsoever with respect to any aspect of Provider's provision of its services, including without limitation, the costs of installation, materials, and service;

            (2) Financial Statements and Other Items. Prior to commencement of any work in or about the Building by Provider, Provider shall supply Landlord with such written indemnities, insurance verifications, financial statements, and such other items as Landlord reasonably deems to be necessary to protect its financial interests and the interest of the Building relating to the proposed activities of the Provider;

            (3) Building Rules. Prior to the commencement of any work in or about the Building by the Provider, the Provider shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Building, the tenants in the Building, and the Landlord, which may include without limitation, providing security in such form and amount as determined by Landlord, the requirement that said Provider enter into Landlord's Telecommunications License Agreement and utilization of Landlord's existing or future infrastructure;

            (4) Sufficient Space. Landlord, at its sole discretion, shall determine if there is adequate or sufficient space available in the Building for the placement of all of the Provider's equipment and materials. Tenant's equipment and materials must be located within Leased premises;

          (5) Provider's Good Standing. The Provider is licensed, reputable, and provides written evidence of insurance and otherwise comports with Building requirements.

          (6) Compensation for Space. Provider agrees to compensate Landlord the reasonable amount determined by Landlord for space used in the Building for the storage and maintenance of the Provider's equipment and for all costs that may be incurred by Landlord in arranging for: access by the Provider's personnel, security for Provider's equipment, and any other such costs as Landlord may expect to incur.

     (C) Consent is Not Landlord Warranty. Landlord's consent under this section shall not be deemed any kind of warranty or representation by Landlord, including without limitation, any warranty or representation as to the suitability, competence, or financial strength of Provider.

     (D) Tenant Pays Expenses. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant.

     (E) Tenant Responsible for Service Interruptions. Tenant agrees that to the extent service by Provider is interrupted, curtailed, or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

     (F) Landlord's Refusal to Consent. Notwithstanding any provision herein to the contrary, the refusal of Landlord to consent to any prospective Provider shall not be deemed a default or breach by Landlord of its obligations under this Lease unless and until Landlord is adjudicated in a final and unappealable court decision to have acted recklessly or maliciously with respect to its refusal.

     (G) No Third Party Rights. The provisions of this clause may be enforced solely by the Tenant and Landlord, and are not for the benefit of any other party, specifically, without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of the Lease.

5.04 Additional and After-Hour Services

     Landlord shall in no event be obligated to furnish any services or utilities, other than those specified in Section 5.01 above. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified in Section 5.01, Tenant shall pay Landlord's reasonable administrative costs, and one hundred twenty percent (120%) of the Landlord's then prevailing cost for such services and utilities (such cost specifically shall include amortization of Landlord's equipment), within ten (10) days after receipt of Landlord's invoices therefor such amount to be Additional Rent hereunder. If Tenant shall fail to make any such payment Landlord may, without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services.

5.05 Delays in Furnishing Services

      Landlord does not warrant that any of the above services will be free from interruptions caused by an event of Force Majeure, such term including war, insurrection, civil commotion, riots, acts of God, or the enemy, governmental repairs, mechanical breakdown, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel or supplies or any other cause or causes beyond the reasonable control of Landlord. No failure or delay in furnishing any service caused in whole or in part by any one or more of the causes specified hereunder shall result in any liability of Landlord to Tenant, or be deemed to be an eviction or disturbance of Tenant's use and possession of the Leased Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligations of Tenant under this Lease.

6.    POSSESSION, USE AND ENJOYMENT OF PREMISES

6.01  Possession, Use, and Occupancy of Leased Premises

      Tenant shall use and occupy the Leased Premises only to conduct the business specified in Section 1.01.J. Tenant shall not use or occupy the Leased Premises (or permit the use or occupancy of the Leased Premises) for any purpose or in any manner which:

      (A) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule (including, but not limited to the Board of Fire Underwriters, the Illinois Environmental Protection Agency and the United States Environmental Protection Agency);

      (B) may be dangerous to persons or property;

      (C) is contrary to or prohibited by the terms and conditions of this Lease including Section 18, "Rules and Regulations," hereof.

6.02  Landlord's Access to Leased Premises

      The Tenant shall permit the Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Leased Premises, provided such does not materially interfere with Tenant's business operations therein. The Landlord or Landlord's agents shall have the right to enter upon the Leased Premises, to inspect the same, to perform janitorial and cleaning services and to make such repairs, alterations, improvements or additions to the Leased Premises or the Building (including, but not limited to, any necessary alterations to or replacement of freon-containing equipment) as the Landlord may deem necessary or desirable or as may be required by law, and the Landlord shall be allowed to take all material into and upon said Leased Premises that are necessary therefor without the same constituting an eviction of the Tenant in whole or in part and the Rent shall not abate (except as provided in Section 15, "Damage by Fire or Other Casualty") while said repairs, alterations, or additions are being made, by reason of loss or interruption of business of the Tenant, or otherwise. Unless an emergency exists and for regular cleaning, Tenant shall be provided forty-eight (48) hours prior written notice for such access; in the event of an emergency, Landlord will notify any Tenant personnel present at the Leased Premises, and after access as soon as practicable. Tenant may have a representative present during any such access; however, failure of Tenant's representative to appear at the appointed time and date or during emergencies shall not preclude access. If the Tenant shall not be personally present to open and permit an entry into said Leased Premises, at any time, when for any reason an entry therein shall be necessary or permissible, the Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering the Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease herein contained, however, such shall not be deemed or construed to impose upon the Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. The Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to the Tenant therefor, to change the arrangements and/or location of entrances or passageways doors and doorways, and corridors, elevators, stairs, toilets of public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities, to the extent the foregoing comprise the common areas of the Building, and to alter and/or replace Building systems. Except where Landlord is performing such activity, it shall not be liable to the Tenant for any expense, injury, loss or damage result from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley. Such work performed by Landlord shall be at its expense. Landlord shall exercise reasonable efforts to minimize disruptions to Tenant's operations and conduct such work during other than regular business hours.

6.03      Tenant's Quiet Enjoyment
          Landlord warrants that it has good and marketable fee simple title to the Leased Premises and Building, that it has full right and lawful authority to enter into this Lease for the full term hereof, that Tenant will be put in possession of the Leased Premises when Tenant desires and is entitled hereunder, and that Tenant, on paying the rent and performing all of the other terms, conditions and provisions of the Lease to be performed by Tenant, shall peaceable and quietly have, hold and enjoy the Leased Premises for the full term of this Lease provided Tenant is not in default hereunder.

7.        CONDITION OF PREMISES

          Tenant shall notify Landlord in writing thirty (30) days after Tenant takes possession of the Leased Premises of any defects in the Leased Premises claimed by Tenant. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Leased Premises in the condition existing on the date Tenant first takes possession, and to have waived all claims period of one year from the earlier of (a) conclusion of Landlord's construction, if any, of the improvements to the Leased Premises or (b) Tenant's occupancy of the Leased Premises. No agreement of Landlord to alter, remodel, decorate, clean or improve the Leased Premises or the Building and no representation regarding the condition of the Leased Premises or the Building has been made by or on behalf of Landlord to Tenant except as stated in this Lease.

8.        ASSIGNMENT AND SUBLETTING

8.01      Consent Required
          Without prior written consent of Landlord, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise. The withholding or granting of any such consent shall be in the sole discretion of the Landlord. If Tenant desires to enter into any sublease or assignment of the Leased Premises, Tenant shall deliver written notice thereof to Landlord, together with financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee and a copy of the proposed sublease or assignment agreement at least 20 days prior to the commencement date of the term of the proposed sublease or assignment. In making its determination of whether to consent to any proposed sublease or assignment, Landlord may take into consideration the business reputation and credit worthiness of the proposed subtenant or assignee; the intended use of the Leased Premises by the proposed subtenant or assignee; the estimated pedestrian and vehicular traffic in the Leased Premises and to the Building which would be generated by the proposed subtenant or assignee; and any other factors which Landlord shall deem relevant; provided, that Landlord shall in no event be obligated to consider a consent to any proposed sublease or assignment of the Leased Premises if Tenant is then in default under this Lease. The withholding or granting of any such consent shall be in the sole discretion of Landlord. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. In the event that the premises or any portion thereof are sublet or assigned at a rate that is greater than the Monthly Base Rent set forth herein (the monies collected from sublessee or assignee in excess of Monthly Base Rent hereinafter "Net Profits") Tenant shall, on the first day of each month during the term of such sublease or assignment, pay to Landlord, in addition to the Monthly Installment of Annual Base Rent due under this Lease, all of the Net Profits due from assignee or subtenant for each month.

8.02      Exclusion from Lease
          In the event Tenant desires to enter into any sublease or assignment of the Leased Premises, Landlord shall have the option to exclude from the Leased Premises covered by this Lease, the space proposed to be sublet or assignment by Tenant, effective as of the proposed commencement date of sublease or assignment of said space by Tenant. Landlord may exercise said option by giving Tenant written notice thereof within forty-five (45) days after receipt by Landlord of Tenant's notice of the proposed sublease or assignment. In the event Landlord exercises said option, Tenant shall surrender possession of the proposed space subject to sublease or assignment to Landlord on the effective date of exclusion of said space from the Leased Premises covered by this Lease, and neither party hereto shall have any further rights or liabilities with respect to said space under this Lease. Effective as of the date of exclusion of any portion of the Leased Premises covered by this Lease pursuant to this paragraph, (i) the Monthly Installments of Annual Base Rent specified in subsection 1.01.F shall be reduced in the same proportion as the number of square feet of rentable area contained in the portion of the Leased Premises so excluded bears to the number of square feet of rentable area contained in the Leased Premises prior to such exclusion, and (ii) the rentable area of the Leased Premises specified in subsection 1.01.H and Tenant's Proportionate Share specified in subsection 1.01.G.2. shall be decreased in the same proportion that the Leased Premises has been decreased, for all purposes under this Lease.

8.03      No Release
          In the event of any approved sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease. For purposes of this Section 8, an assignment shall be deemed to include a change in the majority control of Tenant, if Tenant is a partnership or a corporation whose shares of stock are not traded publicly. If Landlord grants consent to such sublease or assignment, Tenant shall pay all of the reasonable attorneys' fees of Landlord incurred with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease such, options shall not be available to any subtenant, directly or indirectly.

9.    MAINTENANCE

9.01  Landlord's Maintenance
      Landlord shall maintain and make necessary repairs to foundations, roofs, exterior walls, marquees, and the structural elements of the Building, and, subject to the provisions of Section 15, the electrical, plumbing, heating, ventilation and air conditioning systems of the Building and the public corridors, washrooms and lobby of the Building, except that:

      (A) Landlord shall not be responsible for the maintenance or repair of any such systems which are located within the Leased Premises or which are supplemental or special to the Building's standard systems or floor or wall coverings or fixtures in the Leased Premises; and

      (B) the cost of performing any of said maintenance or repairs caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, except to the extent of insurance proceeds, if any, actually collected by Landlord, as Additional Insured, with regard to the damage necessitating such repairs. As used in this Section 9.01, the "exterior walls" do not include interior glass, windows, doors, window sashes or frames, door frames or office fronts of the Leased Premises.

9.02  Tenant's Maintenance

      Tenant, at its expense, shall keep and maintain the Leased Premises in good order, condition and repair and in accordance with all applicable legal, governmental and quasi-governmental statutes, requirements, ordinances and rules, including but not limited to the Board of Fire Underwriters and the Americans with Disabilities Act, as such may be amended or replaced from time to time. Tenant shall promptly and adequately, under the control and supervision of Landlord as provided under Article 10, infra, (A) repair all damage to the Leased Premises, (B) replace or repair all damaged or broken glass in the interior of the Leased Premises, fixtures or appurtenances, and (C) repair all damage to the Building caused by Tenant's employees, contractors, invitees, or agents. If Tenant fails to perform any of its obligations set forth in this
Section 9.02, Landlord may, in its sole discretion, perform the same, and Tenant shall pay to Landlord the cost thereof upon demand. In the event that Landlord provides its approval, if required or volunteered, such shall create no responsibility or liability on the part of the Landlord for the completeness, design, sufficiency, or compliance with the afore-mentioned laws, regulations, and requirements.

10.   ALTERATIONS AND IMPROVEMENTS

10.01 Tenant's Alterations
      Tenant shall not, without the prior written consent of Landlord, make or cause to be made any alterations, improvements, additions, installations, or decorations in or to the Leased Premises. If Landlord so consents, before commencement of any such work or delivery of any materials to the Leased Premises or the Building, Tenant shall furnish to Landlord for approval: architectural plans and specifications, names and addresses of all contractors and subcontractors, copies of all contracts, affidavits from engineers acceptable to Landlord stating that the alterations will not in any way adversely affect the mechanical, heating, ventilation, air conditioning, and the electrical systems in the Building, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs expenses, damages and liabilities which may arise in connection with such work, and such other documents reasonably requested by Landlord, all in such form and amount as may be satisfactory to Landlord. Landlord shall respond in writing to Tenant within fifteen (15) days after receipt of any information necessitating the consent or approval of Landlord, indicating reasons for its refusal to consent. In addition, prior to commencement of any such work or delivery of any materials into the Leased Premises, Tenant shall provide Landlord with appropriate evidence of Tenant's ability to pay for such work and materials in full, and if requested by Landlord, shall deposit with Landlord at such time such security for the payment of said work and materials as Landlord may require. Whether or not Tenant furnishes the foregoing, Tenant agrees to indemnify, defend and hold Landlord, the beneficiaries of Landlord, the parties of such beneficiaries, any mortgage of the building, the Manager and their respective directors, offices, agents and employees (hereinafter for convenience sometimes collectively referred to as the "Landlord Indemnitees") harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work, including, but not limited to, environmental related claims and/or liabilities. All such work shall be done only by contractors or mechanics approved by the Landlord and at such time and in such manner as Landlord may from time to time designate. Tenant shall pay the cost of all such work and the cost of decorating the Leased Premises and the Building occasioned thereby. Upon completion of such work, Tenant shall furnish Landlord with Contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith together with any governmental acceptances required by applicable law. All such work shall be performed and completed in accordance with all applicable legal, governmental and quasi-governmental statutes, requirements, ordinances and rules, including but not limited to the Board of Fire Underwriters, federal and state EPA, ADA, and all requirements of applicable insurance companies, as such may be amended or replaced from time to time. In the event that Landlord provides its approval, if required or volunteered, such shall create no responsibility or liability on the part of the Landlord for the completeness, design, sufficiency, or compliance with the afore-mentioned laws, regulations, and requirements. All such work shall be done in a good and workmanlike manner and with the use of good grades of materials. Tenant shall pay Landlord a fee based on a fifteen percent (15%) mark-up of the cost of the work to be completed for coordinating and supervising construction operations in connection with such work. In no event shall such supervision by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship of quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work. All alterations, improvements, temporary or permanent, additions and installations to or on the Leased Premises, whether placed there by Landlord or Tenant, shall, unless Landlord requests their removal, become part of the Leased Premises at the time of their installation and shall remain in the Leased Premises at the expiration or termination of this Lease, or termination of Tenant's right of possession of the Leased Premises, without compensation or credit to Tenant.

10.02 Liens

     Tenant shall not permit any lien or claim for lien of any mechanic, labor or supplier or any other lien to be filed against the Building, the Land (as hereinafter defined), the Leased Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant within 14 days after notice of such lien or claim for lien, shall have such lien or claim for lien released of record or shall deliver to Landlord either:

      (A) a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying Landlord, the Indemnitees and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof, or

      (B) endorsements to the title policies of Landlord and Landlord's mortgagee "insuring over" such liens satisfactory to Landlord and Landlord's mortgagee, respectively.

If Tenant fails to have such lien or claim for lien so released or to deliver such bond or title endorsement to Landlord, the Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

10.03 Landlord's Work

      It is further agreed that this Lease is made by the Landlord and accepted by the Tenant with the distinct understanding and agreement that the Landlord shall have the right and privilege to make and build additions to the Building of which the Leased Premises are a part, and make such installations, alterations (which alterations may include alteration or replacement of freon-based HVAC equipment), replacements and repairs (including the erection of scaffolding and barricades) to said Building interior and exterior as it may deem wise and advisable without any liability to the Tenant therefor. During any disruption caused by Landlord's work, this Lease and all obligations, including the obligation to pay Rent, shall continue in full force and effect. In no event shall any Landlord Indemnitee be liable for any loss, cost, expense, demand, damage or injury to or suffered by Tenant, its employees, agents, invitees, representatives, heirs, successors, assigns, or any other person or entity claiming by, through or under the foregoing, or any property, real or person, owned by any of the foregoing, in connection with such alteration, installation, repairing and/or replacement of Building systems and or any asbestos removal, abatement or containment occasioned thereby. Such work performed by Landlord shall be at its expense. Landlord shall exercise reasonable efforts to minimize disruptions to Tenant's operations and conduct such work during other than regular business hours.

11.   WAIVER OF CLAIMS AND INDEMNITY

11.01 Tenant

      (A)  Waiver of Claims

           To the extent permitted by law, Tenant releases the Landlord Indemnitees from, and waives all claims for, damage to property sustained by the Tenant or any occupant of the Leased Premises resulting from any act or neglect of Landlord or its employees, agents or servants. The foregoing waiver of claims by Tenant in favor of Landlord shall be limited to the greater of (1) the extent insurance coverage is maintained by Tenant or (2) the insurance coverage which would be maintained by a reasonably prudent person in the position of

              Tenant.

              (B)    Indemnification

                     Tenant agrees to indemnify and hold the Landlord Indemnities harmless against any and all claims, demands, costs and expenses for injury to person or property, including reasonable attorney's fees for the defense thereof, arising from Tenant's occupation of the Leased Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act of negligence of Tenant, its agents, servants, employees or invitees, in or about the Building, Leased Premises, or at other locations, subject to the waiver provision infra. In case of any action or proceeding brought against the Indemnitees by reason of such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

11.02         Landlord Indemnification

              Landlord agrees to indemnify and hold the Tenant Indemnitees harmless against any and all claims, demands, costs and expenses for injury to person or property, including reasonable attorney's fees for the defense thereof, arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this lease, or from any act of negligence of Landlord, its agents, servants, employees or invitees, in or about the Building or at other locations, subject to the waiver provision supra. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant.


12.           LANDLORD'S REMEDIES

12.01         Events of Default

              Each of the following shall constitute a breach of this Lease by Tenant and, in the event that Tenant fails to cure said breach within the applicable period, if any, an Event of Default by Tenant:

              (A) Tenant fails to pay any Monthly Installment of Annual Base Rent or other payment of Rent when due;

              (B) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or under the Workletter to be observed or performed by Tenant and fails to cure such default within the time periods provided in this Lease or, if not so provided, within fifteen (15) days after written notice thereof to Tenant.

              (C) the interest of Tenant in this Lease is levied upon under execution or other legal process and such action is not dismissed within fifteen (15) days thereof;

              (D) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, or any petition is filed or other action taken to reorganize or modify Tenant's capital structure or upon the dissolution of Tenant, and such action is not dismissed within fifteen (15) days thereof;

        (E) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors;

        (F) a receiver is appointed for Tenant of Tenant's property, and such action is not dismissed within fifteen (15) days thereof; or

        (G)   Tenant abandons the Leased Premises.

12.02   Landlord's Remedies
        In the event of any default under this Lease by Tenant, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity exercise the following rights:

         (A) Landlord shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse at the cost of, and for the account of Tenant, after service of notice and resort to legal process but without being deemed guilty of trespass, or becoming liable for any loss or damages which may be occasioned thereby;

         (B) Landlord may, from time to time, without terminating this Lease, and without releasing Tenant in whole or part from Tenant's obligation to pay Rent and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises. Landlord shall exercise reasonable business judgment, including but not limited to consideration of market conditions and the type and reputation of the proposed replacement tenant to relet the Leased Premises or any part thereof for such period (which may be for a term extending beyond the Term of this Lease), at such rental rates, and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rent received by the Landlord from such reletting shall be applied first, to the payment of any indebtedness other than the Rent due hereunder from Tenant to Landlord, including but not limited late fees and interest; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rent payments received form reletting during any month be less than that to be paid during that month hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Landlord may apply its reasonable criteria as to the acceptability of a prospective tenant for said relet, including but not limited to its financial status, business reputation and activity, proposed use of the premises, violation of exclusive rights granted others at the time, and character of tenant population. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

          (C) Landlord may terminate this Lease in which event it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the stated Term, all of which amounts shall be immediately due and payable from Tenant to Landlord. Landlord shall use good faith efforts to mitigate damages in the event of Tenant's default.

          The Landlord's re-entry, demand for possession, a notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of forcible detainer or ejectment or the entering of a judgment for possession in such action, or any other act or acts resulting in the termination of Tenant's right to possession of the Leased Premises shall not relieve Tenant from Tenant's obligation to pay the Rent hereunder during the balance of the Term or any extension thereof, except as herein expressly provided. The Landlord may collect and receive any Rent due from Tenant, and the payment thereof shall not constitute a waiver of default or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

12.03     Waiver of Notice
          Tenant hereby expressly waives the service of any notice of any election of remedies made by Landlord under this Section 12, demand for payment of Rent or for possession, except any form of demand and notice (including, but not limited to a five-day notice) prescribed by any applicable statute or other law.

13.       SURRENDER OF PREMISES
13.01     General
Upon expiration or termination of this Lease or termination of Tenant's right of possession of the Leased Premises, or any part thereof, for any reason whatsoever, Tenant shall surrender and vacate the Leased Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear excepted, including removal of all personal property not permanently affixed. For purposes hereof, the term "personal property" shall include, but is not limited to, office furniture and equipment, safes, and supplies, all such personal property not being affixed to the ceiling, floor, or walls of the Leased Premises. With regard to any improvements which were not authorized by Landlord, at Landlord's option, Tenant shall remove such improvements and return the Leased Premises to their original condition, ordinary wear and tear excepted, or abandon such leasehold improvements to Landlord, title thereto passing to Landlord. For purposes hereof, the term "leasehold improvements" shall include, but is not limited to, original build-out, Landlord-authorized Tenant's subsequent improvements, unauthorized improvements, and Landlord work performed at Tenant's request. In the event that Tenant fails to remove all personal property, Landlord may remove such at Tenant's expense; in such circumstance, Tenant abandons such personal property to Landlord, title thereto passing to Landlord free and clear of all encumbrances and Tenant indemnifying Landlord therefor. Tenant shall additionally comply with such Rules and Regulations as may apply to moving out of the Leased Premises and Building.

13.02     Removal of Certain Chemicals and Related Equipment

        (A) In addition, upon termination of this Lease or Tenant's right of possession of the Leased Premises, whether by lapse or time or otherwise, Tenant shall remove any and all equipment situated on the Leased Premises, which Tenant has installed therein (regardless of Landlord's prior written consent therefor), which contain or use freon, chlorofluorocarbons, or any material which is deemed hazardous or regulated under applicable municipal ordinances and state and federal statutes, regulations, or other governmental restrictions. Such removal shall be done in accordance with all legal requirements and industry practices by a qualified contractor, and the procedures of Section
        10.01 hereof with respect to alterations shall apply. Specifically, but without limitation, all plans and drawings for removal of such equipment and/or materials and all contractors to be employed in connection therewith shall be approved by Landlord, the work shall proceed expeditiously and in good and workmanlike manner, and Landlord and its representatives shall have full and unlimited access to the Leased Premises to ensure that all proper procedures for removal of such materials and/or equipment are being followed and to assure that the Building and Building systems are not being affected and no asbestos problem is being created as a result of such removal.

        (B) Tenant, at its sole cost and expense, shall be required to repair and restore the Leased Premises and the Building and any part thereof which may be damaged as a result of the removal of the items described in subsection 13.02(A), no matter how extensive such damage may be including, but not limited to, any asbestos abatement, containment or removal which may be necessitated as a result of such work. Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against any and all losses, costs, expenses, damages, liability, claims, demands, causes of action and fees (including, but not limited to, any asbestos abatement, containment or removal which may be necessitated as a result of such work). Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against any and all losses, costs, expenses, damages, liability, claims, demands, causes of action and fees (including, but not limited to, reasonably attorneys' fees) of whatever nature which may arise from or be attributable to the work required to be done hereunder, including, but not limited to, tenant losses for business interruption and contamination cleanup. In the event Tenant fails or refuses, for any reason whatsoever, to perform or cause to be performed the aforesaid removal, Landlord shall be entitled to cause such work to be done without affecting or waiving any liability or responsibility of Tenant therefor.

13.03.  Personal Property
        Upon any termination which occurs other than by reason of Tenant's default, Tenant shall be entitled to remove from the Leased Premises all movable personal property of Tenant, provided Tenant immediately shall repair all damage resulting from such removal and shall restore the Leased Premises to a tenantable condition. In the event possession of the Leased Premises is not immediately delivered to Landlord or if Tenant shall fail to remove all of Tenant's movable personal property, as aforesaid, Landlord may remove any of such property therefrom without any liability to Tenant. Landlord shall give written notice to Tenant of the existence of such personal property and Tenant shall retrieve such from Landlord, wherever located, within thirty (30) days thereafter. All movable personal property which may be removed from the Leased Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord, free and clear of all encumbrances and Tenant indemnifying Landlord therefor, without any cost or credit therefor and Landlord may, at its option and at Tenant's expense, store and/or dispose of such property.

14.    HOLDING OVER

       If Tenant retains possession of the Leased Premises after the Expiration Date of the Term set forth in Section 1.01.E.5, or the termination or expiration of this Lease for any other reason, Tenant shall pay Landlord double the Monthly Base Rent, for the final month of the Term for each month or partial month after the expiration or termination of this Lease. The provisions of this Article shall not constitute a waiver by Landlord or any re-entry rights of Landlord hereinbefore or by law provided. Payment by Tenant of monies pursuant to this Article shall not be construed as liquidated damages or a limitation upon Landlord's remedies in the event that Landlord is reasonably unable to consummate a transaction with a third party prospective tenant due to Tenant's unauthorized holdover.

15.    DAMAGE BY FIRE OR OTHER CASUALTY

15.01  Substantial Untenantability.

       If the Building or the Leased Premises are made substantially untenantable by fire or other casualty, Landlord may elect either to:

       (A) terminate this Lease as of the date of the fire or other casualty by giving Tenant written notice thereof within ninety (90) days after said date; or

       (B) proceed to repair or restore the Building or the Leased Premises, other than leasehold improvements and personal property paid for or installed by Tenant, and this Lease shall remain in full force and effect.

If Landlord elects to proceed with subsection (B) above, Landlord shall notify Tenant thereof within ninety (90) days after the date of such fire or other casualty, which notice shall contain Landlord's reasonable estimate of the time required to substantially complete such repair or restoration. In the event such estimate indicates that the time so required will exceed two hundred fifty (250) days from the date of the casualty, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to Landlord not later than twenty (20) days after the date of Landlord's notice. If Landlord's estimate indicates that the repair or restoration can be substantially completed within said two hundred fifty (250) days from the date of the casualty, or if Tenant fails to exercise its right to terminate this Lease, as aforesaid, this Lease shall remain in force and effect.

15.02  Insubstantial Untenantability

       If the Leased Premises or the Building are damaged by fire or other casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Leased Premises, other than the leasehold improvements and personal property paid for or installed by Tenant, unless such damage occurs during the last twelve (12) months of the Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice thereof to Tenant within thirty (30) days after the date of such fire or other casualty.

15.03  Leasehold Improvements

       In the event the Leased Premises or the Building are damaged by fire or other casualty, and this Lease is not terminated, Tenant shall proceed to repair and restore all leasehold improvements and personal property paid for or installed by or for the benefit of Tenant, in accordance with the provisions of
Section 10 hereof. In the event such leasehold improvements and/or personal property use or contained chlorofluorocarbons and substitute or alternative materials and/or equipment are then commercially available, Tenant shall alter and/or replace such leasehold improvements and/or personal property in accordance with the terms and provisions of this Lease.

15.04  Rent Abatement

       Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Leased Premises are rendered substantially untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent shall abate for that part of the Leased Premises which is untenantable on a per diem basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Leased Premises which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the portion of the Leased Premises which is untenantable during such period.


16.    EMINENT DOMAIN

16.01  Taking of Whole or Substantial Part

       In the event the whole or any substantial part of the Land, Building or Leased Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), this Lease shall terminate as of the date title vests in such authority, and Rent shall be apportioned as of said date.

16.02  Taking of Part

       In the event that less than all or a substantial part of the Building or Leased Premises, or the entirety thereof for a temporary period, is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to
Section 16.01, the Lease shall be amended to reduce Rent, and otherwise reflect the decrease in space within the Leased Premises, in the same ratio as the number of square feet of rentable area in the Leased Premises so taken or condemned bears to the number of square feet of rentable area then leased by Tenant. Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of Tenant's leasehold improvements and personal property paid for or installed by or for the benefit of Tenant, which shall be restored in accordance with the provisions of Section 15.03 hereof) to restore the Leased Premises remaining to as near its former condition as circumstances will permit, and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural unit. In the event of a partial taking or condemnation of the Leased Premises and/or the Building as herein described, the rentable area of the Leased Premises then leased by Tenant and/or the rentable area of the Building as specified in this Lease, respectively, shall be reduced for all purposes under this Lease by the number of square feet of rentable area of the Leased Premises and/or the Building as specified in this Lease, respectively, so taken or condemned. Notwithstanding the foregoing, if as a result of any taking including a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel and restore the Building, Landlord shall have the right to terminate this Lease upon 90 days prior written notice.

16.03 Compensation

      Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority an award in respect of the loss, if any, to leasehold improvements paid for by Tenant without any credit or allowance from Landlord or deduction from the Landlord's award.

17.   TENANT'S INSURANCE

17.01 Minimum Insurance

      Tenant, at Tenant's expense, agrees to maintain in force during the Term:

      (A) Comprehensive General Liability Insurance on an occurrence basis with minimum limits of liability in an amount of One Million Dollars ($1,000,000) for bodily injury, personal injury or death to any one person and Three Million Dollars ($3,000,000) for bodily injury, personal injury or death to more than one person and Five Hundred Thousand Dollars ($500,000) with respect to damage to property, including water and sprinkler damage; and

      (B) Fire Insurance, with extended coverage, vandalism and malicious mischief endorsements, in an amount adequate to cover the full replacement value of all leasehold improvements and all fixtures, contents and wall and floor coverings in the Leased Premises.

17.02 Additional Insureds; Endorsements

      The policy referred to in 17.01 shall name the Landlord Indemnitees as additional insureds and shall not provide for deductible amounts in excess of One Thousand Dollars ($1,000). Each policy referred to in 17.01 shall be issued by one or more responsible insurance companies licensed to do business in Illinois and reasonably satisfactory to Landlord and shall contain the following provisions and endorsements:

      (A)  that such insurance may not be canceled or amended without thirty
      (30) days' prior written notice to the Landlord;

      (B) an express waiver of any right of subrogation by the insurance company against the Landlord Indemnitees; and

      (C) that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any party for losses covered by such policies.

17.03 Certificates

      Tenant shall deliver to Landlord, certificates of insurance of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

17.04  Waiver of Subrogation
     Notwithstanding any provision in this Lease to the contrary, but subject to
Article IX concerning Tenant's maintenance and repair obligations, the parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Leased Premises and the Building, and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Leased Premises and the Building that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

     Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, its policies of fire, extended coverage or material damage insurance written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver.

18.    RULES AND REGULATIONS
18.01  General
     Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the following rules and regulations and with all reasonable modifications and addition thereto which Landlord may make time to time, which shall neither conflict with an express provision hereof, materially interfere with Tenant's business operations, nor materially increase Tenant's monetary costs; Landlord shall give Tenant written notice of any changes to Rules and Regulations;

     (A)  Move-in, Move-out Rules.

          Tenant shall, fifteen (15) days prior thereto, provide written notice to the Landlord by hand delivery, facsimile, or regular mail, of its intention to move into, or out of, the Leased Premises and comply with the following:

          (1)  Move-ins.
               Tenant may not move into its Leased Premises until the Security Deposit and first month's installment of Base Rent are remitted to the Landlord.

          (2)  Move-outs.
               Tenant may not schedule a move-out unless it has a fully funded Security Deposit; if no Security Deposit is required under the Lease, then Tenant shall pre-pay additional costs (if any) for extra-hours elevator use and other Landlord services, and shall guarantee the payment of any other items which Landlord may reasonably charge.

          Tenant shall schedule with the Office of the Building the date and time period. Tenant acknowledges that while Landlord will cooperate to effect the move efficiently and speedily, use of elevators and other services may be interrupted in unavoidable circumstances.
             Tenant shall tender to the Landlord a Certificate of Insurance, or shall have previously tendered a Certificate currently in force. Further, Tenant shall tender a Certificate for each Tenant contractor retained regarding such move-in or move-out, in amounts then reasonably required by the Landlord.

        (B) Any sign, lettering, picture, notice or advertisement installed within the Leased Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.

        (C) Tenant will not make or permit to be made any use of the Leased Premises which, directly or indirectly is forbidden hereunder or by public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations. Tenant shall not do, or permit to be done, any act or thing upon the Leased Premises which will be in conflict with fire insurance policies covering the Building or which the Leased Premises form a part. Tenant, at its sole expense, shall comply with all rules, regulations or requirements of the Illinois Inspection and Rating Bureau, or any other similar body, and shall not do, or permit anything to be done upon said Leased Premises, or bring or keep anything thereon in violation of rules, regulations or requirements of the Fire Department, Illinois Inspection and Rating Bureau, Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate of fire, or other insurance applicable to the Building. In any event, any article which is explosive or inherently dangerous is not allowed in the Building;

        (D) Tenant shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence;

        (E) Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known or named;

        (F) Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Leased Premises shall not be obstructed nor shall objects be placed against glass partition, doors or windows which would be unsightly from the Building's corridors or from the exterior of the Building;

        (G) No animals (other than seeing eye dogs), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Leased Premises;

        (H) Room to room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics by any recognized association or organization pertaining to such business, profession or activities;

        (I) Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air conditioning systems. All controls shall be adjusted only by authorized building personnel; Tenant shall lower and adjust the venetian blinds on the windows in the Leased Premises, if such lowering and adjustment reduces the sun load;

      (J) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks;

      (K) Tenant assumes full responsibility of protecting the Leased Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Tenant hereby acknowledges and agrees that security services contracted and/or devices installed or otherwise effected by Landlord are for the sole purpose of safeguarding Landlord's property and interests and neither Tenant nor any other person shall be deemed a beneficiary thereof or to rely thereon. Except during Tenant's normal business hours, Tenant shall keep all doors to the Leased Premises locked and other means of entry to the Leased Premises closed and secured. All corridor doors shall remain closed at all times. Tenant shall be solely responsible for the actions of its employees and independent contractors, and in the event of any intentional harm, or threat of harm, by an employee or independent contractor of Tenant against the property of the Landlord or any employee, contractor, or agent of the Landlord, then Landlord shall have the immediate right, but not the obligation, without opportunity for cure by Tenant, to exclude the Tenant's employee or independent contractor from the Building and deny any and all access thereto to such person. Such right shall be in addition to any and all rights Landlord may have under this Lease and law;

      (L) Only machinery or mechanical devices of a nature directly related to Tenant's ordinary use of the Leased Premises shall be installed, placed or used in the Leased Premises. In the event that Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, the Landlord will, upon request, direct where and how connections and all wiring for such services shall be introduced and run. Without such directions, no boring, cutting, or installation of machinery, mechanical devices, wires or cables is permitted and the installation and use of all such is subject to the other rules contained in this Section 18, general construction practices and rules of the Building, and the other portions of this Lease;

      (M) Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Leased Premises shall be done only by authorized Building personnel;

      (N) Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Leased Premises at such times and in such manner as the Landlord shall direct (including the designation of elevator) and at Tenant's sole risk and cost. Prior to Tenant's removal of any such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord;

        (O) Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Leased Premises, taking into account the capacity of the electric wiring of the Building and the Leased Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of the electrical equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity;

        (P) To the extent permitted by law, Tenant shall not permit picketing or other union activity or distribution of written material involving its employees in the Building, except in those locations and subject to time and other limitation as to which Landlord may give prior written consent;

        (Q) Tenant shall not cook, otherwise prepare or sell any food or beverages, including but not limited to vending machines, in or from the Leased Premises or use the Leased Premises for housing accommodations or lodging or sleeping purposes, except use of microwave ovens, coffee makers, and/or warmers in Tenant's kitchen area. Notwithstanding the foregoing, should Tenant desire vending machines in the Leased Premises, then Landlord's vendor shall have the option to install and maintain vending machines in the Leased Premises, subject to Tenant's request for such, at competitive market rates, and applicable federal contracting requirements under which Tenant may be obligated. Under all circumstances, vending machines shall be limited to two (2) in number;

        (R) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Leased Premises; nor shall Tenant permit any noise or odor that is objectionable to other occupants of the Building to emanate from the premises, and shall not create or maintain a nuisance thereon, and shall not do any act tending to injure the reputation of the Building.

        (S) Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load capacity for which such floor was designed or allowed by law to carry;

        (T) No floor covering shall be affixed to any floor in the Leased Premises by means of glue of other adhesive without Landlord's prior written consent.

18.02   Landlord Not Liable for Violations
        Landlord shall not be responsible for any violation of the foregoing rules and regulations by other tenants of the Building and shall have no obligation to enforce the same against other tenants. Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce provisions of this Section 18 or any rules and regulations hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees, unless such violation constitutes a default by Landlord under this Lease. Notwithstanding the foregoing, Landlord shall take commercially reasonable efforts to address rules violations by other tenants which substantially interfere with Tenant's operations.

18.03  Remedies
       In addition to all other liabilities, rights and remedies for breach of any covenant of this Section 18, the Tenant shall pay to the Landlord all damages caused by such breach and shall also pay to the Landlord as additional rent an amount equal to any increase in insurance premium or premiums caused by such breach. Any violation of this Section 18 may be restrained by injunction. The Tenant shall be liable to the Landlord for all damages resulting from violation of any of the provisions of this Section 18, regardless of whether the Tenant took corrective action during any cure period.

19.    LANDLORD'S RIGHTS
       Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary in this Lease), without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Leased Premises or giving rise to any claim for setoff or abatement of Rent;

       (A) To change Building's name or street address upon thirty (30) days prior written notice to Tenant;

       (B) To install, affix and maintain all signs on the exterior and/or interior of the Building;

       (C) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Leased Premises;

       (D) To display the Leased Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term;

       (E) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Leased Premises for the purpose permitted hereunder;

       (F) To prohibit the placing of vending or dispensing machines of any kind in or about the Leased Premises, subject to sub-section 18.01(Q);

       (G) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies used on the Leased Premises;

       (H) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Leased Premises according to the rules of the United States Postal Service;

       (I) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes which may change from time to time.

20.    ESTOPPEL CERTIFICATE

       Within ten (10) days after request therefor by Landlord or any mortgagee, or prospective mortgagee, Tenant agrees to deliver to Landlord or prospective owner or mortgagee an Estoppel Certificate in recordable form, binding upon Tenant, wherein Tenant shall certify and agree that:

       (A) The Lease if in full force and effect, if such is the case, and indicate the Commencement Date of the Lease;

       (B) Tenant has no offsets or defenses to its performance of the terms and conditions of this Lease, including the payment of Rent, if such be the case, or if there are any such defenses or offsets, specifying the same;

       (C)  Tenant is in possession of the Leased Premises if such is the case;

       (D) Tenant will not pay rent more than 1 month in advance to the Landlord;

       (E) Tenant will not look to any mortgagee for any security deposits paid to Landlord hereunder unless such deposits have been received in cash by such mortgagee;

       (F) If any assignment of rents or leases has been served upon the Tenant by a mortgagee or prospective mortgagee, acknowledging receipt thereof and agreeing to be bound by the provisions thereof;

       (G) Tenant will give to the first mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and

       (H)  Any other reasonable requirements of Landlord or mortgagee.


21.    RELOCATION OF TENANT

       At any time after the date of this Lease, Landlord may substitute for the Leased Premises, other premises in the Building (the "New Leased Premises"), in which event the New Leased Premises shall be deemed to be the Leased Premises for all purposes under this Lease; provided the substitution shall be made in order to lease the Leased Premises to a tenant of the Building or a proposed tenant who as a result of such tenancy will occupy all or a substantial part of the floor of the Building on which the Leased Premises are located. If Tenant is then occupying the Leased Premises, Landlord shall pay the actual reasonable expenses of physically moving Tenant, its property and equipment to the New Leased Premises; Landlord shall give Tenant not less than thirty (30) days prior written notice of such substitution; and Landlord, at its expense, shall improve the New Leased Premises with improvements substantially similar to those in the Leased Premises at the time of such substitution. Tenant shall cooperate fully with Landlord in relocating to the New Leased Premises.

22.    REAL ESTATE BROKERS: INDEMNIFICATION

       Tenant represents that, except for Klaff Realty, LP and the firm, if any, identified in subsection 1.01.K, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Leased Premises to Tenant. Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the broker, if any, specified in this
Section 22, based upon the leasing commission policy of Landlord applicable to the Building and in effect as of the date of this Lease.


23.   SUBORDINATION AND ATTORNMENT

23.01 Subordination

      (A) This Lease shall be subject and subordinate to the lien of any deed of trust or mortgage which Landlord may place upon the Leased Premises and Building, and to any renewals, extensions, modifications or replacements thereof provided, however, that if the Lease is in full force and effect and there are no Defaults thereunder on the part of the Tenant the right of possession of Tenant to the Leased Premises and Tenant's rights arising out of this Lease shall not be affected or disturbed by any mortgagee, or any party claiming title through such a mortgagee or deed of trust in the exercise of any of its rights under a holder of a deed of trust or mortgage or any note secured thereby, subject to the following, Landlord agrees to provide Tenant with a Non-Disturbance Agreements reasonably acceptable to such mortgagee or deed of trust holder and Tenant, covering any existing lenders or underlying fee owners. Tenant agrees to subordinate its leasehold estate to future mortgages or encumbrances only on the condition that the instruments creating such mortgages or encumbrances contain an apt provision recognizing the existence of this Lease and agreeing that so long as no Default shall be continuing under this Lease, this Lease shall not be terminated or otherwise affected in the event of a foreclosure, sale or default under such mortgages or encumbrances. In the event that a mortgagee, or any other person, acquires title to the Leased Premises pursuant to the exercise of any remedy provided for in the deed of trust or mortgage, this Lease shall not be terminated or affected by said foreclosure or sale, or any such proceeding, and said mortgagee shall agree that any sale of the premises pursuant to the exercise of any rights and remedies under the deed of trust or mortgage, or otherwise, shall be made subject to this Lease, and the rights of the Tenant hereunder, provided that Tenant shall attorn to said mortgagee or such person as its new landlord. Tenant shall sign such agreements evidencing said subordination as Landlord may reasonably request, if such form is reasonably acceptable to Tenant in accordance with the above criteria.

      (B) Tenant shall at anytime and from time to time within fifteen (15) days after written request from Landlord execute and deliver to the Landlord or any prospective Landlord or mortgagee or prospective mortgagee a sworn and acknowledged estoppel certificate, settingforth such items as indicated in Article 20, supra ("Estoppel Certificate"). It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchases or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any misstatement contained in such estoppel certificate only to the extent such statements pertain to this Lease. To the extent Tenant is required under this Lease to provide Landlord with an estoppel certificate, Landlord shall also be required to provide Tenant with an estoppel certificate upon Tenant's reasonable request. In either event, the party requesting the estoppel certificate shall also join in the execution of the document.

23.02  Attornment
       In the event of the cancellation or termination of any ground lease, accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such Mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, or deed in lieu of foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such ground lessor, mortgagee or purchaser in foreclosure as Tenant's Landlord under this Lease. Tenant agrees to execute and deliver at any time upon request of such ground lessor, mortgagee, purchaser, or their successors, any instrument to further evidence such attornment. This Lease may be terminated by the mortgagee or ground lessor if Tenant is named as a party, by other than the mortgagee or ground lessor, and served with process in any applicable proceeding and a warrant or judgment for possession of the Premises is issued in such proceeding or a foreclosure sale is held. However, if Tenant is not named as a party in such proceedings, then Tenant hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such ground lease termination or mortgage foreclosure.

23.03  Attorney-in-fact
       As and for additional security for the performance of its duties hereunder and to induce Landlord to enter into this Lease, the Tenant shall execute promptly such instruments or certificates to carry out the intent of
Section 20 and Sections 23.01 and 23.02 above as shall be requested by the Landlord, or any mortgagee. If within fifteen (15) days after the date of a written request by Landlord, or any mortgagee to execute such instruments, the Tenant shall not have executed the same, the Landlord may, at its option, execute same on behalf of Tenant without incurring any liability on account thereof.

23.04  Mortgagee Protection
       Tenant agrees to give any mortgagees and/or trust deed holders, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). Such period of time shall be extended by any period within which such mortgagee and/or trust deed holder is prevented from commencing or pursuing such foreclosure proceedings by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for mortgagee and/or trust deed holder to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the mortgagee.

24.       NOTICES
          All notices required or permitted to be given hereunder shall be in writing and shall be deemed given and delivered, whether or not received, when deposited (A) with a reputable commercial courier, by overnight delivery or (B) in the United States Mail, certified mail, return receipt requested, under either method, properly addressed and all charges and/or postage paid, at the following addresses: (Y) To Landlord at the address set forth in Section 1.01.B, or such other address as Landlord shall designate by written notice to Tenant, and; (Z) To Tenant at the address specified in 1.01.C. prior to the Commencement Date, and at the Leased Premises after the Commencement Date, or such other address as Tenant shall designate by written notice to Landlord.

25.       MISCELLANEOUS
25.01     Late Fee and Interest Charge
          All Rent as defined in Section 3 (unless otherwise provided herein) owed by the Tenant to the Landlord hereunder shall be paid in a timely manner. In the event that the Tenant fails to so remit Rent when due:

          (A)  Late Fee.
               A late fee will accrue for all Base Monthly Rent or monthly Additional Rent if not remitted within ten (10) days of the date due pursuant to section 3.01. A late fee will accrue if Rent, other than Base Monthly Rent or monthly Additional Rent (e.g. Landlord's additional or after-hours services) is not remitted within ten (10) days of the date due, as for Rent, and from the date the Landlord renders written statements of account therefor, as for Additional Rent items. Said late fee shall be to help defray the additional cost to Landlord for processing such late payments and other administrative expenses caused by the tardy payment.

          (B)  Interest Charge.
               An interest charge will accrue for all Base Monthly Rent or monthly Additional Rent if not remitted within five (5) days of the date due pursuant to section 3.01. An interest charge fee will accrue if Rent, other than Base Monthly Rent or monthly Additional Rent (e.g. Landlord's additional or after-hours services) is not remitted within five (5) days from the date due, as for Rent, and the Landlord renders written statements of account therefor, as for Additional Rent items. Said interest charge shall compensate Landlord for the time value of monies outstanding.

The afore-mentioned late fee and/or interest charge shall be determined from the date payment was originally due until the date paid, calculated at the rate of three percent (3%) per annum above the prime rate of interest in effect at the First National Bank of Chicago as same may change from time to time, or at the maximum legal rate of interest allowed by law, if such maximum legal rate is applicable and lower.

       Such late fee and/or interest charge shall accrue without demand for payment by Landlord and shall be payable upon written demand, and shall be Additional Rent hereunder. The failure of Tenant to pay such within twenty (20) days after written notice of demand shall be an additional event of default hereunder. The provision for such late fee and interest charge shall be in addition to all of Landlord's other rights and remedies provided hereunder and at law and shall not be construed as liquidated damages or a limiting Landlord's remedies in any manner.

25.02  Entire Agreement

       This lease, the Exhibits attached hereto and the Workletter, if applicable, contain the entire agreement between Landlord and Tenant concerning the Leased Premises and there are no other agreements, either oral or written.

25.03  No option

       The execution of this Lease by Tenant and delivery of same to Landlord or the Manager does not constitute a reservation of or option for the Leased Premises or an agreement to enter into a Lease. This Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the Manager shall constitute an irrevocable offer by Tenant to lease the Leased Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for thirty days after such execution and delivery.

25.04  Accord and Satisfaction

       No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease of Tenant's right of possession of the Leased Premises shall reinstate, continue or extend the Term.

25.05  Landlord's Obligations on Sale of Building

       In any event of any sale or other transfer of the Building, Landlord and the seller or transferor (and the beneficiaries of any selling or transferring land trust) shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided said transferee assumes Landlord's obligations hereunder.

25.06  Binding Effect

       This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.07  Modification of Lease

       Should any mortgagee, leasehold or otherwise, require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

25.08  Captions
       This Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Sections.

25.09  Applicable Law
       This Lease shall be construed in accordance with the laws of the State of Illinois. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.10  Time
       Time is of the essence of this Lease and the performance of all obligations hereunder.

25.11  Landlord's Right to Perform Tenant's Duties
       If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right, but not the obligation, after the expiration of any grace period elsewhere under this Lease or the Workletter expressly granted to Tenant for the performance of such duty, to perform such duty on behalf, and at the expense of Tenant, without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.12  Riders
       All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

25.13  Beneficiary
       The term "Beneficiary" or "Beneficiaries", as used in this Lease, means the individual or legal entity which from time to time is the beneficial owner of title to the Real Property. Any liability or obligation of Landlord, where beneficial ownership resides with any Beneficiary under this Lease shall be limited to the fee simple estate which Landlord owns in the Leased Premises, Building, and underlying real property. The parties hereby covenant and acknowledge that neither the Beneficiary, its general and limited partners, including any of the Indemnitees as heretofore defined in Section 10.01, nor their respective officers, employees, and agents shall be individually or personally liable for any claims arising out of this Lease beyond their respective interests in the Property. A deficit capital account of any such partner shall not be deemed an asset or property of said partnership.

25.14  Land Trustee Exculpation
       It is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against any land trustee which may, from time to time, hold legal title to the Building and underlying real property, or any successor thereof or thereto, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder, and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust Estate from time to time subject to the provisions of a trust agreement for the payment thereof. It is further understood and agreed that the said Trustee has no agents or employees and merely holds naked legal title to the property herein described; that said Trustee has no control over, and under this Lease, assumes no responsibility for (1) the management or control of such property, (2) the upkeep, inspection, maintenance or repair of such property, (3) the collection of rents or the rental of such property, or (4) the conduct of any business which is carried on upon such property.

25.15     Authority

          Tenant represents and warrants that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease at the time of such execution.

25.16     No Presumption Against Drafter

          Landlord and Tenant understand, agree, and acknowledge that:
          (A)  This Lease has been freely negotiated by both parties; and

          (B) That, in any controversy, dispute, or contest over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted the Lease or any portion thereof.

25.17     Attorney's Fees and Costs

          The defaulting Party shall pay, upon demand of the prevailing Party, all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing Party in enforcing the observance and performance of all covenants, conditions and provisions of this Lease, or resulting from the Party's default under this Lease, and pre-judgment interest thereon at the legal prevailing rate

25.18     Duplicate Original Lease

          This Lease, including its Exhibits, are executed in duplicate original form.

          IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01.E.1 hereof.

LANDLORD:                          TENANT:

P & S LTD PARTNERSHIP,             E-COMMERCE EXCHANGE,___________.

AN ILLINOIS LIMITED PARTNERSHIP                   a ___________________

By:  111 West Jackson, L.L.C.
     a Delaware limited liability company


By:  ________________________                     By:  _________________________
     William R. Lewellen, Jr.
Its: President                                    Its: